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                                                                    Exhibit 4.04
                                   INSCI CORP.

                                       AND

                       AUERBACH, POLLAK & RICHARDSON, INC.



                           ADVISOR'S WARRANT AGREEMENT
                         ADVISOR'S WARRANT CERTIFICATES
                      ADVISOR'S WARRANT REGISTRATION RIGHTS
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      ADVISOR'S WARRANT AGREEMENT dated as of April 22, 1999 by and between
INSCI CORP. (the "Company") and AUERBACH, POLLAK & RICHARDSON, INC. (hereinafter referred to as either "APR", the "Holder" or the "Advisor").

                           W I T N E S S E T H:

      WHEREAS, the Advisor has agreed, pursuant to an engagement letter (the "Engagement") dated April 22, 1999 by and between APR and the Company, to act as Financial Advisor in connection with the Company's business activities and strategic planning; and

      WHEREAS, the Company proposes to issue to APR, in lieu of cash payments of $4,000 per month for a period of six months, for services to be provided by the Advisor, warrants (the "Advisor Warrants") to purchase an aggregate amount of shares of Common Stock (the "Warrant Shares"); and

      NOW, THEREFORE, in consideration of the premises, the payment by the Advisor to the Company of $0.0001 per Advisor's Warrant, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Grant. The Advisor is hereby granted 200,000 Advisor's Warrants to purchase 200,000 Warrant Shares; 100,000 shall be to purchase 100,000 Warrant Shares at any time from October 22, 1999 until 5:00 pm, New York time on October 22, 2003 at an initial purchase price (subject to adjustment as provided in Section 8 hereof) of $3.00 per Warrant Share; and 100,000 warrants shall be to purchase 100,000 Warrant Shares at any time from April 22, 2000 until 5:00 pm, New York time on April 22, 2004 at an initial purchase price (subject to adjustment as provided in Section 8 hereof) of $4.00 per Warrant Share subject to the terms and conditions of this Agreement. The expiration date (the "Expiration Date") is the last date that each Advisor's Warrant can be exercised. The Exercise Price (the "Exercise Price") is the price at which each Adivsor's Warrant can be exercised.

      2. Warrant Certificates. The Warrant Certificates (the "Advisor's Warrant Certificates") to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

      3. Exercise of Advisor's Warrants.

            3.1 Exercise Form. In order to exercise this Advisor's Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Advisor's Warrant and payment of the Exercise Price in cash or by certified or official bank check for the securities being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date this Advisor's Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

            3.2 Legend. Each certificate for the securities purchased under this Advisor's Warrant shall bear a legend as follows unless such Securities have been registered under the Securities Act of 1933, as amended (the "Act"):

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

      3.3   Cashless Exercise.

            3.3.1 Determination of Amount. In lieu of the payment of the Exercise Price in the manner required by Section 3.1, the Holder shall have the right (but not the obligation) to pay the Exercise Price for the shares of Common Stock being purchased with this Advisor's Warrant upon exercise by the surrender to the Company of any exerciseable but unexercised portion of this Advisor's Warrant having a "Value" (as defined below), at the close of trading on the last trading immediately preceding the exercise of this Advisor's Warrant, equal to the Exercise Price multiplied by the number of shares being purchased upon exercise (Cashless Exercise Right). The sum of (a) the number of shares being purchased upon exercise of the non-surrendered portion of this Advisor's Warrant pursuant to this Cashless Exercise Right and (b) the number of shares underlying the portion of this Advisor's Warrant being surrendered, shall not in any event be greater than the total number of shares of Common Stock purchasable upon the complete exercise of this Advisor's Warrant if the Exercise Price were paid in cash. The "Value" of the portion of the Advisor's Warrant being surrendered shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares underlying the portion of this Advisor's Warrant being surrendered from
      (b) the Market Price of the shares multiplied by the number of shares underlying the portion of this Advisor's Warrant being surrendered. As used herein, the term "Market Price" at any date shall be deemed to be the last reported sale price of the Common Stock on such date, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the NASD through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

            3.3.2 Mechanics of Cashless Exercise. The Cashless Exercise Right for the respective warrants may be exercised during the periods specified in paragraph 1 hereof by delivering the Advisor's Warrant with a duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of shares of Common Stock the Holder will purchase pursuant to such Cashless Exercise Right.

            3.3.3 Validity. The foregoing provisions of this Section 3.3 shall not apply if the securities to be issued upon exercise of the Cashless Exercise Right may not be validly issued under the laws of the jurisdiction of incorporation of the Company.

      4. Issuance of Certificates. Upon the exercise of any Advisor's Warrants and payment of the Exercise Price therefor, the issuance of one or more certificates for the Warrant Shares or other securities, properties or rights underlying such Advisor's Warrants shall be made forthwith (and in any event within three (3) business days thereafter) without further charge to the Holder thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Advisor's Warrant Certificates and the certificates representing the Warrant Shares or other securities, property or rights (if such property or rights are represented by certificates) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. Advisor's Warrant Certificates shall be dated the date of issuance thereof by the Company upon initial issuance, transfer or exchange, or in lieu of mutilated, lost, stolen or destroyed Advisor's Warrant Certificates.

      5. Restriction On Transfer of Advisor's Warrants. The Holder of an Advisor's Warrant Certificates (and its Permitted Transferees, as defined below), by its acceptance thereof, covenants and agrees that the Advisor's Warrants are being acquired for investment and not with a view to the distribution thereof; that the Advisor's Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, to any person (a "Permitted Transferee"), provided such transfer, assignment, hypothecation or other disposition is made in accordance with the provisions of the Act, and applicable state securities laws.

      6. Initial and Adjusted Exercise Price. The Exercise Price of each Advisor's Warrant initially shall be the prices listed in paragraph 1, subject to adjustment from time to time in accordance with the provisions of Section 8 hereof.

      7. Registration Rights.

            a. Registration Under the Securities Act of 1933. The Advisor's Warrants have not been registered under the Act. The Advisor's Warrant Certificates and the certificates representing the Warrant Shares shall bear the following legend:

      "This Warrant and the securities issuable upon exercise of this warrant have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of the Act and applicable state laws or an opinion of counsel is obtained stating that such disposition is in compliance with an available exemption from such registration."

            b. Registration. The Warrant Shares shall be included in the registration statements described in the Registration Rights Agreement to be executed by the Company and the Holders, a form of which is attached as Exhibit B hereto, the terms of which are incorporated herein and made a part hereof.

            c. Exercise of Warrants. Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Advisor's Warrants prior to the initial filing of any registration statement or the effectiveness thereof, or at any time thereafter.

      8. Adjustments to Purchase Price and Number of Securities.

            a. Adjustment for Recapitalization. If the Company shall at any time combine or subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Advisor's Warrant) by recapitalization, reclassification, split-up, combination or reverse split thereof, the Exercise Price per share of the Advisor's Warrant subject to the Advisor's Warrant immediately prior to such combination or subdivision shall be proportionately increased or decreased, as the case may be. Any such adjustment and adjustment to the Exercise Price pursuant to this Section 8(a) shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment based thereon shall be the record date therefor.

            Whenever the number of shares of Common Stock purchasable upon the exercise of the Advisor's Warrant is adjusted as provided in this Section 8(a), the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

            b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of the Warrant Share) after the date of the Warrant Share or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of the Warrant Share upon the exercise thereof as provided in Section 3 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of the Warrant Share prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised the Warrant Share immediately prior thereto; in each such case, the terms of the Warrant Share shall be applicable to the securities or property receivable upon the exercise of the Warrant Share after such consummation.

            c. Adjustment for Stock Dividends. Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, as a stock dividend to holders of the Company's securities, (any such issuance being herein called a "Change of Shares"), then, and thereafter immediately before the record date for each Change of Shares, the Exercise Price for the Warrant Share (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (1) the product of (a) the Exercise Price in effect immediately before such Change of Shares and (b) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, by (2) the total number of shares of Common Stock outstanding immediately after such Change of Shares.

            For the purposes of any adjustment to be made in accordance with this Section 8 the following provisions shall be applicable:


                  i. Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                  ii. The number of shares of Common Stock at any one time
            outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  iii. Upon each adjustment of the Exercise Price pursuant to this Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

                  iv. In case the Company shall at any time after the date
            hereof issue any securities convertible into or exchangeable for shares of Common Stock, as a dividend, the Exercise Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such issuance, shall be reduced to a price determined by making the computation in accordance with the provisions of this Section 8, provided that:

                        B. The aggregate maximum number of shares of Common
                  Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (B) (and for the purposes of subsection (E) of Section 8 iv. hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding for purposes of any subsequent adjustment in the Exercise Price, which adjustment shall be made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                        C. If any change shall occur in the exercise price per
                  share provided for in the price per share or ratio at which the securities referred to in subsection (B) of this Section 8
                  iv. are convertible or exchangeable, such conversion or exchange rights, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new convertible or exchangeable securities.

                        D. In case of any reclassification or change of
                  outstanding shares of Common Stock issuable upon exercise of the Advisor's Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Advisor's Warrant other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of each Advisor's Warrant then outstanding shall have the right thereafter to receive on exercise of such Advisor's Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of securities issuable upon exercise of such Advisor's Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the stock transfer agent, if any, a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision.

                        E. Irrespective of any adjustments or changes in the
                  Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Advisor's Warrant, the Warrant Certificate theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 9 hereof, continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

                        F. After each adjustment of the Exercise Price pursuant
                  to this Section 8, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Advisor's Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Holder at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the Holder to whom the Company failed to mail such notice, or except as to the Holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                        G. No adjustment of the Exercise Price shall be made as
                  a result of or in connection with (i) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, (ii) the issuance or sale of shares of Common Stock upon the exercise of any "incentive stock options" or "nonqualified stock options" (as such terms are defined in the Internal Revenue Code of 1986, as amended), whether or not such options were outstanding on the date hereof, (iii) the issuance of, or grants of options or warrants to purchase, up to a total of 5,000,000 shares of Common Stock to officers, brokerage officers or directors of the Company or otherwise pursuant to the Company's stock option plans, (iv) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $.05, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.05. In addition, Registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant Share held by them.

      9. Exchange and Replacement of Warrant Certificates. Each Advisor's Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holders at the principal executive office of the Company, for a new Advisor's Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holders thereof at the time of such surrender.

      Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Advisor's Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Advisor's Warrant Certificates, if mutilated, the Company will make and deliver a new Advisor's Warrant Certificate of like tenor, in lieu thereof.

      10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Warrant Shares upon the exercise of the Advisor's Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests; provided, however, that if a Holders exercises all Advisor's Warrants (as the case may be) held of record by such Holders the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrant Shares or other securities, properties or rights.

      11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Advisor's Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Advisor's Warrants and payment of the Exercise Price therefor, all the Warrant Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Advisor's Warrants shall be outstanding, the Company shall use its best efforts to cause its Common Stock to be listed (subject to official notice of issuance) on all securities exchanges on which the Warrant Shares issuable to the Advisor in connection with this Agreement may then be listed.

      12. Notices to Advisor's Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Advisor's Warrants and their exercise, any of the following events shall occur:

            a. the Company shall take a record of the Holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

            b. the Company shall offer to all the Holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

            c. a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

      13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

            a. If to the registered Holders of the Advisor's Warrants, to the address of such Holders as shown on the books of the Company, as well as to the office of the Advisor, 450 PARK AVENUE, NEW YORK, NY 10022,
      Attention: Michael Considine; or

            b. If to the Company, to TWO WESTBOROUGH BUSINESS PARK, WESTBOROUGH, MA 01581, Attention: Mr. E. Ted Prince, Ph.D.; or to such other address as the Company may designate by notice to the Holders.

      14. Supplements and Amendments. The Company and the Advisor may from time to time supplement or amend this Agreement without the approval of any Holders of Advisor's Warrant Certificates (other than the Advisor) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Advisor may deem necessary or desirable and which the Company and the Advisor deem shall not adversely affect the interests of the Holders of Advisor's Warrant Certificates.

      15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Advisor, the Holders and their respective successors and assigns hereunder.

      16. Termination. This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, the indemnification provisions shall survive such termination until the close of business on the later of the expiration of any applicable statute of limitations or the Expiration Date.

      17. Change of Control. The Advisor's Warrants covered under this Agreement shall be exercisable immediately in the event of a change of control in the Company.

      18. Governing Law. This Agreement and each Advisor's Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

      19. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and thereof. Subject to Section 14, this Agreement may not be modified or amended except by written notice duly signed by the party against whom enforcement of the modification or amendment is sought.

      20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

      21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

      22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Advisor and any other Holders of the Advisor's Warrant Certificates or Advisor's Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Advisor and any other Holders of the Advisor Warrant Certificates or Advisor's Shares.

      23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      24. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Advisor and their respective successors and assigns and the Holders from time to time of the Advisor's Warrant Certificates or any of them.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

AUERBACH, POLLAK & RICHARDSON, INC. INSCI CORP.

By:  /s/ Michael P. Considine                   By:  /s/ E. Ted Prince
     -------------------------                       ------------------------
Michael P. Considine                            E. Ted Prince, Ph.D.
Executive Vice President                        Chairman & CEO

                                    EXHIBIT A

                                   INSCI CORP.

                               WARRANT CERTIFICATE

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

               EXERCISABLE COMMENCING  October 22, 1999 THROUGH
                 5:00 P.M., NEW YORK TIME ON October 22, 2003
No. W-I-1                                                    100,000 Warrants

      This Warrant Certificate certifies that Auerbach, Pollak & Richardson, Inc. is the registered holder of 100,000 warrants to purchase, at any time from October 22, 1999 until 5:00 p.m., New York time on October 22, 2003 (the "Expiration Date"), up to 100,000 shares of Common Stock (the "Warrant Shares"), $.01 par value, of INSCI Corp., a DELAWARE corporation (the "Company"), at an exercise price of $3.00 per Share (the "Exercise Price"), upon the surrender of this Warrant Certificate and payment of the applicable Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Advisor's Warrant Agreement dated as of April 1, 1999 by and between the Company and Auerbach, Pollak & Richardson, Inc. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or cashier's check or money order payable to the order of the Company.

      No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

      The Warrants evidenced by this Warrant Certificate are issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders (the words "Holders" or "Holder" meaning the registered Holders or registered Holder) of the Warrants.

      The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable upon the exercise of this Warrant, may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the Holder as set forth in the Warrant Agreement.

      Upon request for registration of transfer of this Warrant Certificate at an office or agency of the Company or of Company's counsel, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Advisor's Warrants shall be issued to the transferee(s) in exchange as provided herein as soon as possible, but in no event more than thirty (30) days, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

      Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall issue as soon as possible, but in no event more than thirty (30) days, to the Holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

      The Company may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this certificate this 22 nd day of April 1999.

                                          INSCI Corp.

                                          By:  /s/ E. Ted Prince
                                               ------------------------
                                                Mr. E. Ted Prince, Ph.D.
                                                Chairman & CEO
ATTEST:

By:  /s/ Roger C. Kuhn
     ------------------
      Secretary

                                EXHIBIT A contd.

                                   INSCI CORP.

                             WARRANT CERTIFICATE (2)

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                EXERCISABLE COMMENCING  April 22, 2000 THROUGH
                  5:00 P.M., NEW YORK TIME ON April 22, 2004
No. W-I-1                                                    100,000 Warrants

      This Warrant Certificate certifies that Auerbach, Pollak & Richardson, Inc. is the registered holder of 100,000 warrants to purchase, at any time from April 22, 2000 until 5:00 p.m., New York time on April 22, 2004 (the "Expiration Date"), up to 100,000 shares of Common Stock (the "Warrant Shares"), $.01 par value, of INSCI Corp., a DELAWARE corporation (the "Company"), at an exercise price of $4.00 per Share (the "Exercise Price"), upon the surrender of this Warrant Certificate and payment of the applicable Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Advisor's Warrant Agreement dated as of April 22, 1999 by and between the Company and Auerbach, Pollak & Richardson, Inc. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or cashier's check or money order payable to the order of the Company.

      No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

      The Warrants evidenced by this Warrant Certificate are issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders (the words "Holders" or "Holder" meaning the registered Holders or registered Holder) of the Warrants.

      The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable upon the exercise of this Warrant, may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the Holder as set forth in the Warrant Agreement.

      Upon request for registration of transfer of this Warrant Certificate at an office or agency of the Company or of Company's counsel, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Advisor's Warrants shall be issued to the transferee(s) in exchange as provided herein as soon as possible, but in no event more than thirty (30) days, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

      Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall issue as soon as possible, but in no event more than thirty (30) days, to the Holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

      The Company may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this certificate this 22 nd day of April 1999.

                                          INSCI Corp.

                                          By:  /s/ E. Ted Prince
                                               ------------------------
                                                Mr. E. Ted Prince, Ph.D.
                                                Chairman & CEO
ATTEST:

By:  /s/ Roger C. Kuhn
     ------------------
      Secretary

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT, dated as of April 22, 1999 by and between INSCI Corp., a DELAWARE corporation (the "Company"), and the person whose name appears on the signature page attached hereto (individually a "Holder" or collectively the "Holders", meaning the registered holder or registered holders);

      WHEREAS, pursuant to the terms of the Advisor's Warrant Agreement dated APRIL 22, 1999 between the Company and the Holder to purchase an aggregate amount of 200,000 shares of Common Stock (the "Warrant Shares"), the Company and the Holder have agreed to enter into this Agreement;

      WHEREAS, it is intended by the Company and the Holder that this Agreement shall become effective immediately upon the signing of the Advisor's Warrant Agreement by the parties thereto.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company hereby agrees as follows:

      1 Registration Rights

            (a) Right to Unlimited Piggyback. Whenever the Company proposes to register any of its Registrable Securities under the Act (a "Piggyback Registration"), either for the Company's own account or for the account of any of its security holders (other than holders of Registrable Securities in their capacity of Holders), the Company will give prompt written notice to all Holders, of its intention to effect such a registration and will include in such Piggyback Registration all Registrable Securities of Holders with respect to which the Company has received written requests for inclusion therein within twenty (20) days after receipt of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public pursuant to this Section 1 on the same terms and conditions as any similar securities of the Company included in the proposed registration.

            (b) Registration Procedures. With respect to any Piggyback Registration, the Company will, as expeditiously as practicable:

                  (1) prepare and file with the Securities and Exchange
            Commission (the "Commission") a Registration Statement which includes the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective as provided herein; provided that before filing any amendments or supplements to a Registration Statement or Prospectus, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to the Holders and the underwriters, if any, copies of all such documents proposed to be filed at least three Business Days prior thereto, which documents will be subject to the reasonable review of such Holders and underwriters, and the Company will not file an amendment to a Registration Statement or Prospectus or any supplement thereto (including such documents incorporated by reference) to which Holders holding a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object.

                  (2) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 90 days, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn (but not prior to the expiration of the 90-day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it complies with all rules and regulations under the Act relating to it and the noncompliance with which would result in Holders not being able to sell their Registrable Securities covered by such Registration Statement during that period;

                  (3) furnish to any Selling Holder and the underwriter or
            underwriters, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Selling Holder or underwriter may reasonable request in order to facilitate the disposition of the Registrable Securities being sold by such Selling Holder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by each selling Holder and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

                  (4) notify each Selling Holder at any time when a Prospectus relating to Registrable Securities of any Selling Holder included in a Registration Statement is required to be delivered under the Act, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Securities and Exchange Commission (the "Commission") and furnish to Holders a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (5) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (6) make reasonably available for inspection by any Selling
            Holder, any underwriter participating in any disposition pursuant to the Registration Statement, if any, and any attorney, accountant or other agent retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records and other information which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The Selling Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expenses, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (7) use its best efforts to obtain an opinion or opinions from counsel for the Company in customary form;

                  (8) use its best efforts to cause all Registrable Securities included in such Registration Statement to be listed, by the date of the first sale of Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Company's securities of the same class are then listed or proposed to be listed, if any;

                  (9) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                  (10) if requested by the managing underwriter or underwriters or any Selling Holder promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such Selling Holder reasonably requests to be included therein regarding Selling Holder, including, without limitation, information with respect to the number of Registrable Securities being sold by such Selling Holder to such underwriter or underwriters, the Exercise Price being paid therefor by such underwriter or underwriters and information with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (11) as promptly as practicable after filing with the
            Commission of any document which is incorporated by reference into a Registration Statement, deliver a copy of such document to each Selling Holder;

                  (12) on or prior to the date on which the Registration
            Statement is declared effective, use its best efforts to register or qualify, and cooperate with the Holders, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of, the Registrable Securities covered by the Registration Statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States that any Selling Holder or underwriter reasonably requests in writing, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c)(14), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to general taxation in any such jurisdiction;

                  (13) cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request; and

                  (14) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or enable the Holders or the underwriter or underwriters, if any, to consummate the disposition of such securities.

            (d) Registration Expenses.

                  (1) All of the costs and expenses of each registration
            hereunder will be borne by the Company, including the fees and expenses of the counsel and accountants for the Company and all other costs and expenses of the Company incident to the preparation, printing and filing under the Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, and the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or blue sky laws of various jurisdictions.

            (e) Indemnification.

                  (1) Indemnification by the Company. The Company agrees to
            indemnify, to the full extent permitted by law, each Selling Holder, its officers and directors and each Person who controls such Selling Holder (within the meaning of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act")), against any losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such Selling Holder expressly for use in the preparation thereof or by such Selling Holder's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such Selling Holder with a sufficient number of copies thereof.

                  (2) Indemnification by Holders. Each Selling Holder agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses (including attorneys fees) resulting from any untrue or alleged omission to state a material fact necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus ( in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon information furnished by such Selling Holder specifically for use in the preparation thereof.

                  (3) Conduct of Indemnification Proceedings. Any Person
            entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel

                  (4) Contribution. If for any reasons the indemnification
            provided for in the preceding clauses (1) and (2) is unavailable to an indemnified party as contemplated by the preceding clauses (1) and (2), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

            (f) Definitions.

            "Act" means the Securities Act of 1933, as amended.

            "Business Day" means any day of the week other than a Saturday, Sunday or legal holiday in New York City.

            "Common Stock" means the Warrant Shares of Common Stock, $.01 par value, of the Company.

            "Prospectus" means the prospectus which is part of the Registration Statement.

            "Registrable Securities" means any share of Common Stock, only so long as such share continues to be a "Restricted Security." A share of Common Stock shall be deemed to be a Restricted Security until such time as such share (i) has been effectively registered under the Act and disposed of in accordance with the registration statement covering it, or
      (ii) has been sold pursuant to Rule 144 (or any similar provision then in force) under the Act.

            "Registration Statement" means a registration statement filed with the Commission under the Act which includes the Registrable Securities being registered in a Piggyback Registration or a Demand Registration.

            "Selling Holder" means a Holder whose Registrable Securities are included in a Registration Statement.

            (g) Amendment and Waivers. The provisions of this Section 1, including the provisions of this paragraph (g), may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of the outstanding Registrable Securities.

            (h) Termination. This Section 1 shall continue in full force and effect until this Agreement is terminated in accordance with Section 16 of this Agreement, except that paragraph (e) shall survive any termination of this Section 1.

            (i) Cooperation with Company. Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registerable Securities.

            (j) Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registerable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.


      2. Assignment of Registration Rights. The rights of the Holders under this Agreement, including the rights to cause the Company to register Registerable Securities may not be assigned without the written prior consent of the Company.

      3. Remedies.

            (a) Time is of Essence. The Company agrees that time is of the essence of each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable the Holders to have the ability to sell their Registerable Securities as quickly as possible after the registration statement covering the Registerable Securities is to be filed in accordance with the terms of this Agreement. Any delay on the part of the Company not expressly permitted under this Agreement which exceeds five
      (5) days, whether otherwise material or not, shall be deemed a material breach of this Agreement.

            (b) Remedies Upon Default or Delay. The Company acknowledges the breach of any part of this Agreement may cause irreparable harm to a Holder and that monetary damages alone may be inadequate. The Company therefore agrees that the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit a Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

      4. Notices.


            (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service, (i) if to the Company at INSCI CORP., TWO WESTBOROUGH BUSINESS PARK, WESTBOROUGH, MA 01581, Attention: MR. E. TED PRINCE, PH.D., CHAIRMAN & CEO or at such other address as it may have furnished in writing to the Holders of Registerable Securities at the time outstanding, or (ii) if to any Holder of any Registerable Securities, to the address of such Holder as it appears in the stock or warrant ledger of the Company.

            (b) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

      5. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and each of the Holders.

      6. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holders of securities representing a majority of the Registerable Securities; provided, however, that no such amendment or waiver shall take away any registration right of any Holder of Registerable Securities or reduce the amount of reimbursable costs to any Holder of Registerable Securities in connection with any registration hereunder without the consent of such Holder; further provided, however, that without the consent of any other Holder of Registerable Securities, any Holder may from time to time enter into one or more agreements amending, modifying or waiving the provisions of this Agreement if such action does not adversely affect the rights or interest of any other Holder of Registerable Securities. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

      7. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

      8. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to conflicts of law principles.

      9. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      10. Pronouns; Headings. Unless the context otherwise requires, all personal pronouns used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and if in the singular shall include the plural, and in the plural, the singular. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 22nd day of April, 1999.


INSCI CORP.
                                          /s/ Michael T. Considine
                                          ------------------------
                                          Signature of Holder
By:  /s/ E. Ted Prince
    ------------------------              ------------------------
    Mr. E. Ted Prince, Ph.D.              Name of Holder
      Chairman & CEO

                                          ------------------------

                                          ------------------------
                                          Address of Holder

                               FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

            FOR VALUE RECEIVED___________________________

hereby sells, assigns and transfers unto _____________________________

                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Warrant Certificate on the books of INSCI CORP., with full power of substitution.

Dated:
       ----------------------
                                          ---------------------------------
                                          Signature


                                          ---------------------------------
                                          Print Name

                                          (Name and Signature must conform in
                                          all respects to the name of holder as
                                          specified on the face of the Warrant
                                          Certificate.)


                                          ----------------------------------
                                          (Insert Social Security or Other
                                          Identifying Number of Holder)

                          FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

                              ______________ Shares


and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of INSCI CORP., in the amount of $_______________, all in accordance with the terms hereof. The undersigned requests that certificates for such securities be registered in the name of ____________________________ whose address is ________________________________
_________________ and that such certificates be delivered to . whose address is ______________________________________________________________.

Dated:
       -----------------------
                                          ---------------------------------
                                          Signature

                                          ---------------------------------
                                          Print Name
                                          (Signature must conform in all
                                          respects to the name of holder as
                                          specified on the face of the Warrant
                                          Certificate.)

                                          ---------------------------------
                                          (Insert Social Security or Other
                                          Identifying Number of Holders)